EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)

Series 2003-9 Trust

To deliver bonds redeemed in connection with tender offer

CUSIP:	804104206
Symbol:	DKT

FOR IMMEDIATE RELEASE:

March 4, 2008

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Altria Group Inc. Debenture Backed 2003-9 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “DKT”), announced today that a “Trust Wind Up Event” has occurred under the terms of the Trust Agreement governing the Trust. The Trust will deliver all underlying securities owned by the Trust to the underlying security issuer for redemption in connection with the tender offer by the underlying security issuer dated January 31, 2008 (the “Tender Offer”) and the Trust will terminate. In connection with the Tender Offer, on February 7, 2008, the call options holder for the SATURNS 2003-9 Trust (the “Trust”) notified the Trust of its intent to exercise its call options representing its right to call all of the underlying securities owned by the Trust. On February 29, 2008 the underlying security issuer announced that it would redeem all underlying securities tendered and not withdrawn in connection with the Tender Offer.

Upon settlement of the call options on or about March 5, 2008, (i) for each Class A Unit (DKT) holders will receive the par value of $25.00 plus accrued interest outstanding plus $1.50 and (ii) for each Class B Unit holders will receive accrued interest outstanding and the present value of all future interest payments on that unit that would have been payable had there been no call, redemption or other early termination.

Contact:

LaSalle Bank National Association

Kathryn Hawkinson, Global Securities and Trust Services, 312-904-6561